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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Calpine Generating Company, LLC of our reports dated March 12, 2004, except for Notes 11 and 12, as to which the date is June 30, 2004, relating to the combined financial statements and financial statement schedule of the Baytown project, the Carville project, the Zion project, the Decatur project, the Delta project, the Los Medanos project, the Goldendale project, the Pastoria project, the Columbia project, the Freestone project, the Morgan project, the Channel project, the Oneta project, the Corpus Christi project, CCFC II Development Company, CCFC II Equipment Finance One, Calpine Construction Finance II, and CCFC II Equipment Finance Holdings (all of which are indirectly owned by Calpine Corporation) (collectively, "Calpine Generating Company, LLC"), which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
October 15, 2004